UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2007

ALLIANCE FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

New York	0-15366	16-1276885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Madison Street, Syracuse, New York	13202
(Address of principal executive offices)	(Zip Code)

(315) 475-4478

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 30, 2007, Peter M. Dunn, Director for Alliance Financial Corporation and Alliance Bank, N.A., announced his determination not to stand for re-election and his intention to retire from the boards of both companies effective May 15, 2007, the date scheduled for the registrant’s annual meeting of stockholders.

On January 30, 2007, the registrant entered into Restricted Stock Agreements (“Agreements”) with Jack H. Webb, Chairman, President and Chief Executive Officer, J. Daniel Mohr, Treasurer and Chief Financial Officer and John H. Watt, Jr., Executive Vice President pursuant to which they were granted 2000, 1500, and 2000 shares respectively, of the registrant’s common stock (collectively, the “Shares”), under the registrant’s 1998 Long Term Incentive Compensation Plan.

Subject to certain exceptions set forth in the Agreements, the Shares are generally subject to forfeiture if the recipients do not remain in the employ of the registrant for a period of seven years following the date of the Agreements (the “Forfeiture Period”). During the Forfeiture Period, subject to the terms of the Agreements, each recipient has all rights of a shareholder of the registrant with respect to his Shares, including the right to vote such Shares and to receive any dividends paid in respect of such Shares. In the case of Mr. Mohr and Mr. Watt, the Forfeiture Period may terminate with respect to one-half of the granted Shares following the third anniversary of the date of the Agreements if the price of the registrant’s common stock reaches a designated threshold. The Agreements are filed as Exhibits 10.1, 10.2, and 10.3 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE FINANCIAL CORPORATION

Date: February 2, 2007	By:	/s/ J. Daniel Mohr
J. Daniel Mohr Treasurer and CFO

EXHIBIT INDEX

Exhibit No.	Description

10.1	Jack H. Webb Restricted Stock Agreement

10.2	J. Daniel Mohr Restricted Stock Agreement

10.3	John H. Watt, Jr. Restricted Stock Agreement